
<ARTICLE>       5
<LEGEND>
This  schedule  contains  summary  financial   information  extracted  from  the
unaudited  quarterly  condensed  financial  statements of GS Financial  Products
U.S.,  L.P. and is  qualified  in its  entirety by  reference to such  financial statements  contained in GS Financial  Products  U.S.,  L.P.'s Form 10-Q for the
three fiscal months ended February 28, 1997.
<CIK>           0000914720
<NAME>          GS Financial Products U.S., L.P.
<MULTIPLIER>    1,000

<PERIOD-TYPE>   3-MOS
<FISCAL-YEAR-END>       NOV-28-1997
<PERIOD-END>    FEB-28-1997
<CASH>  202,467
<SECURITIES>    0
<RECEIVABLES>   0
<ALLOWANCES>    0
<INVENTORY>     0
<CURRENT-ASSETS>        0
<PP&E>  0
<DEPRECIATION>  0
<TOTAL-ASSETS>  418,507
<CURRENT-LIABILITIES>   0
<BONDS> 120,409
<PREFERRED-MANDATORY>   0
<PREFERRED>     0
<COMMON>        0
<OTHER-SE>      138,462
<TOTAL-LIABILITY-AND-EQUITY>    418,507
<SALES> 0
<TOTAL-REVENUES>        6,424
<CGS>   0
<TOTAL-COSTS>   0
<OTHER-EXPENSES>        179
<LOSS-PROVISION>        0
<INTEREST-EXPENSE>      1,602
<INCOME-PRETAX> 4,643
<INCOME-TAX>    186
<INCOME-CONTINUING>     4,457
<DISCONTINUED>  0
<EXTRAORDINARY> 0
<CHANGES>       0
<NET-INCOME>    4,457
<EPS-PRIMARY>   0
<EPS-DILUTED>   0

Notes Balances relating to derivative transactions are not reflected in the above figures.

